SECRETARY OF STATE

STATE OF NEVADA

# CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **GB RACE LEASING INC.**, did on November 10, 2010,file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on November 10, 2010.

ROSS MILLER
Secretary of State

Certified By: GJ Jaillet
Certificate Number: C20101110-1958
You may verify this certificate online at **http://www.nvsos.gov/**

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

# Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

| Filed in the office of | Document Number |
|---|---|
| Ross Miller<br>Secretary of State<br>State of Nevada | 20100846744-46<br>Filing Date and Time<br>11/10/2010 10:20 AM<br>Entity Number<br>E0543702010-6 |

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

| | |
|---|---|
| **1. Name of Corporation:** | GB Race Leasing Inc. |
| **2. Registered Agent for Service of Process:** (check only one box) | [X] Commercial Registered Agent: United States Corporation Agents, Inc. (Name)<br>[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)<br>Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity:<br>500 N. Rainbow Blvd., Ste. 300A (Street Address), Las Vegas (City), Nevada 89107 (Zip Code)<br>Mailing Address (if different from street address): City: Nevada Zip Code: |
| **3. Authorized Stock:** (number of shares corporation is authorized to issue) | Number of shares with par value: 125,000,000 — Par value per share: $ $0.001 — Number of shares without par value: 0 |
| **4. Names and Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees) | 1) Steven Frank Urvan (Name)<br>128 Commercial Dr. (Street Address), Mooresville (City), NC (State), 28115 (Zip Code)<br>2) Name:<br>Street Address: City: State: Zip Code: |
| **5. Purpose:** (optional; see instructions) | The purpose of the corporation shall be: Renting and Leasing - Goods and Race Equipment Leasing |
| **6. Name, Address and Signature of Incorporator:** (attach additional page if more than one incorporator) | Karla Figueroa, Legalzoom.com, Inc. (Name) — X [signature] (Incorporator Signature)<br>101 N. Brand Blvd., 10th Floor (Address), Glendale (City), CA (State), 91203 (Zip Code) |
| **7. Certificate of Acceptance of Appointment of Registered Agent:** | I hereby accept appointment as Registered Agent for the above named Entity.<br>X [signature] (Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity) — 11/09/2010 (Date) |

*This form must be accompanied by appropriate fees.*

**Attachment to**

**Certificate of Incorporation of**

**GB Race Leasing Inc.**

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 125,000,000 of which 100,000,000 shares of par value $0.001 per share shall be designated as Common Stock and 25,000,000 shares of par value $0.001 shall be designated as Preferred Stock. Shares of Preferred Stock may be issued in one or more series from time to time by the board of directors, and the board of directors is expressly authorized to fix by resolution the voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designations of each series of Preferred Stock before the issuance of any shares of Preferred Stock in such series.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

| Filed in the office of | Document Number 20110278410-86 |
|---|---|
| Ross Miller Secretary of State State of Nevada | Filing Date and Time 04/14/2011 7:45 AM |
| | Entity Number E0543702010-6 |

# Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

GB RACE LEASING INC.

2. The articles have been amended as follows (provide article numbers, if available):

Article. 1 - Name of Corporation

The name of the corporation shall be: SSTL, INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: unanimous

4. Effective date of filing (optional): (must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required): Susan Lokey, Secretary

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

**IMPORTANT:** Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*